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                                 DORSEY & WHITNEY LLP


           MINNEAPOLIS       PILLSBURY CENTER SOUTH           NEW YORK
       WASHINGTON, D.C.       220 SOUTH SIXTH STREET           DENVER
            LONDON       MINNEAPOLIS, MINNESOTA 55402-1498    SEATTLE
           BRUSSELS         TELEPHONE: (612) 340-2600          FARGO
           HONG KONG           FAX: (612) 340-2868            BILLINGS
          DES MOINES                                          MISSOULA
           ROCHESTER                                        GREAT FALLS
          COSTA MESA

Advantus Series Fund, Inc.
400 Robert Street North
St. Paul, Minnesota   55101

Dear Sir/Madam:

          Reference is made to the Registration Statement on Form N-1A which you will file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the purpose of the registration for sale by the nineteen separate portfolios of Advantus Series Fund, Inc. (the "Fund") of an indefinite number of shares of the Fund's Common Stock, par value $.01 per share.

          We are familiar with the proceedings to date with respect to the proposed sale by the Fund, and have examined such records, documents and matters of law and have satisfied ourselves as to such matters of fact as we consider relevant for the purposes of this opinion. We have assumed, with your concurrence, that no portfolio has issued or will issue shares in excess of the number authorized in the Fund's articles of incorporation.

          We are of the opinion that:

          (a)  the Fund is a legally organized corporation under Minnesota law;
               and

          (b) the shares of Common Stock to be sold by the nineteen separate portfolios of the Fund will be legally issued, fully paid and nonassessable when issued and sold upon the terms and in the manner set forth in said Registration Statement of the Fund.

          We consent to the reference to this firm under the caption "General Information-Service Providers" in the Prospectus and to the use of this opinion as an exhibit to the Registration Statement.

          Dated:    April 13, 1999

                                           Very truly yours,

                                           /s/  Dorsey & Whitney LLP

                                           Dorsey & Whitney LLP
MJR